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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): October 13, 1999



                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.
               (Exact Name of Registrant as Specified in Charter)

                  Pennsylvania                          23-2795795
         (State or Other Jurisdiction               (I.R.S. Employer
               of Incorporation)                   Identification No.)


                          Commission File No.: 0-28390


                    651 East Park Drive, Harrisburg, PA 17111
                    (Address of Principal Executive Offices)


                                 (717) 561-7890
              (Registrant's Telephone Number, Including Area Code)



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Item 5.  Other Events.

         As discussed in Item 2. "Management's Discussion and Analysis or Plan of Operation," in the Company's Form 10-QSB for the fiscal quarter ended June 30, 1999, incorporated herein by reference, during the second quarter of 1999 Physicians Care PPO, Inc., the Company's preferred provider organization, which is its sole revenue generating subsidiary (the "PPO"), incurred significantly larger underwriting losses than anticipated. These losses continued in the third quarter of 1999. As a result of these losses, the PPO's external cash requirements have continued to materially exceed its internally generated cash by an amount in excess of its ability to borrow or to access the capital markets. The Company has been unable to enter into any definitive arrangements to provide it with the additional capital it needs to fund its internal cash requirements. Consequently, the PPO's net worth has declined below that required by Pennsylvania managed care laws.

         On October 13, 1999, the Company met with the Pennsylvania Department of Insurance (the "Department") so that satisfactory arrangements can be made to achieve a timely and orderly cessation of the PPO's business, including the placing of subscribers with other insurance providers. Although the Department has the authority to seek a rehabilator to manage the PPO's day-to-day operations, it has advised the Company that it can continue to remain in control until October 25, 1999 in order to wind up the PPO's affairs and also to seek additional sources of funding. After that date, the Department will assess the PPO's financial condition, and, at that time, the Department would seek an order from the Commonwealth Court of Pennsylvania appointing a rehabilator and/or liquidator for the PPO. As a result, proceedings could last for many months and there are many uncertainties as to how provisions of law would be applied. Rights and remedies of stockholders and creditors could be altered, limited or denied.

         The Company is attempting to obtain additional capital from the Pennsylvania Medical Society; however, no assurance can be given that the Company will ultimately obtain this financing by the October 25, 1999 deadline set by the Department, or, if obtained, the form of the financing, its terms and whether the amount would be sufficient to meet the Company's and/or the PPO's internal cash requirements.

         In the event that the PPO is liquidated, there is a substantial likelihood that the Company would seek protection from its creditors under the bankruptcy laws.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf be the undersigned hereunto duly authorized.

                                  Pennsylvania Physician Healthcare Plan, Inc.
                                  (Registrant)


Date:   October 15, 1999                   By: /s/ Richard A. Felice
                                               ------------------------------
                                               Richard A. Felice, President
                                               and Chief Executive Officer



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